EXHIBIT 10.29
Eleventh Amendment
To The
American Express Retirement Restoration Plan
WHEREAS, pursuant to its delegation powers, the Compensation and Benefits Committee (the “CBC”) of the Board of Directors of American Express Company (the “Company”) has authorized the Executive Vice President, Colleague Total Rewards & Well-Being of the Company to amend the American Express Retirement Restoration Plan (the “Plan”) to make administrative changes that do not materially change the level of benefits under the Plan; and
WHEREAS, the undersigned Executive Vice President, Colleague Total Rewards & Well-Being, deems it reasonably necessary and appropriate to make the amendments set forth below; now
THEREFORE, the Plan is hereby amended as set forth below:
1. Section 2.1(g) of the Plan is amended in its entirety, effective immediately, to read as follows:
(g) “Base Salary” means Total Pay as defined in the RSP, but excluding Incentive Pay and non-qualified deferred compensation (this exclusion being intended to prevent duplication and to exclude other types of nonqualified deferred compensation, but by way of clarification not being intended to prevent Deferral Benefits from being taken from Base Salary or the add-back of amounts contributed as Deferral Benefits when Company contributions under this Plan are calculated as provided herein).
2. Section 2.1(y) of the Plan is amended in its entirety, effective immediately, to read as follows:
(y) “Incentive Pay” means Total Pay as defined in the RSP that is overtime, annual incentive cash award, or any other incentive cash award, but excluding non-qualified deferred compensation (this exclusion being intended to prevent duplication and to exclude other types of nonqualified deferred compensation, but by way of clarification not being intended to prevent Deferral Benefits from being taken from Incentive Pay or the add-back of amounts contributed as Deferral Benefits when Company contributions under this Plan are calculated as provided herein). The Committee reserves the right, in its discretion, to designate additional or different items as “Incentive Pay” for purposes of the Plan; provided, however, that no such designation may impact the amounts to be deferred under a Deferral Election already in effect except to the extent that such an impact is (i) permitted by Section 409A of the Code and (ii) specified in such inclusion or exclusion action.
3. Section 5.2(b)(ii) of the Plan is amended in its entirety, effective immediately, to read as follows:
(ii) Company Profit Sharing Contribution. An amount equal to: (a) the Company Profit Sharing Contribution percentage utilized for purposes of the RSP for that Plan Year for such Participant (which, for the avoidance of doubt, shall be the percentage utilized for any Company Discretionary Profit Sharing Contribution and/or Company Fixed Rate Contribution, as applicable) times the sum of: (i) the Participant’s Compensation, calculated without the Section 401(a)(17) Limitation or Section 415 Limitations, plus (ii) that portion of a Participant’s Compensation deferred during such Plan Year pursuant to a Deferral Plan, minus (b) the amount actually allocated as a Company Profit Sharing Contribution (which, for the avoidance of doubt, shall be the amount actually allocated as a Company Discretionary Profit Sharing Contribution and/or Company Fixed Rate Contribution, as applicable) to the Account of the Participant under the RSP. Unless otherwise expressly provided in the Plan, benefits credited under this Section 5.2(b)(ii) at the time of a Supplemental Distribution shall be restricted to a Participant’s vested portion, as determined under the applicable provisions of the RSP. Any non-vested portion of such deferred compensation to be paid shall be forfeited.
4. Section 5.4(d) of the Plan is amended in its entirety, effective immediately, to read as follows:
(d) A Participant who has not previously modified an initial Supplemental Election may make a one-time modification to his or her initial Supplemental Election to elect a different form of payment for Supplemental Benefits under the Plan that are not covered by the Automatic New Participant Supplemental Election. To be effective, such a modification shall be made by filing a written notice of modification in such form and manner as the Administrator may prescribe; provided, however, that the modification must comply with Section 409A, including the requirements regarding: (i) a minimum additional deferral period of five years, and (ii) the subsequent Supplemental Election not being effective until 12 months after it is made. A Participant may not change the payment method of his or her Supplemental Benefits after his or her Separation from Service. Notwithstanding the previous sentence, with respect to an Employee who was a former Participant and again becomes a Participant after being rehired by the Company following his or her Separation from Service, the one-time modification under this Section 5.4(d) shall be permitted with respect to such Participant’s initial Supplemental Election made following his or her rehire date, regardless of whether the Participant had also made such a modification for benefits earned prior to Separation from Service. By way of clarification, the Automatic New Participant Supplemental Election cannot be modified.
5. Schedule B of the Plan is amended in its entirety, effective immediately, to read as follows:
SCHEDULE B
RESERVED
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Dated: 12/9/2021 AMERICAN EXPRESS COMPANY
By: /s/ David Kasiarz
David Kasiarz, Executive Vice President,
Colleague Total Rewards & Well-Being